Exhibit (n)(1)

FINANCIAL INVESTORS TRUST
Plan pursuant to Rule 18f-3(d) under the
Investment Company Act of 1940

Effective August 31, 2013
Revised March 11, 2016

This Plan (this “Plan”) constitutes the Rule 18f-3 Plan with respect to the Funds listed on Schedule A (together, the “Funds”), each Fund, a separate series of Financial Investors Trust an open-end management investment company (the “Trust”).  Each Fund may from time to time issue one or more of the following classes of shares:  Class A shares, Class C shares, Class I shares, Class R shares, Class L shares or Investor Class shares.  Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Funds’ registration statement as from time to time in effect.  The differences in expenses among these classes of shares are set forth below in this Plan.  Except as noted below, expenses are allocated among the classes of shares of a Fund based upon the net assets of the Fund attributable to shares of each class.  This Plan is subject to change, to the extent permitted by law and by the Trust Instrument of the Trust and By-laws of the Trust, by action of the Trustees of the Trust.

CLASS A SHARES

Distribution and Service Fees

Class A shares pay distribution pursuant to a plan (the “Class A Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act.  Class A shares also bear any costs associated with obtaining Class A shareholder approval of the Class A Distribution Plan (or an amendment to the Class A Distribution Plan).  Pursuant to the Class A Distribution Plan, Class A shares may pay up to 0.25% of a Fund’s average daily net assets attributable to the Class A shares.

As described in the funds’ current registration statement, Class A shares of certain Funds may also pay service fees pursuant to a plan (the “Class A Services Plan,” together with the Class A Distribution Plan, the “Class A Plans”).  Pursuant to the Class A Services Plan, Class A shares may pay up to 0.15% of a Fund’s average daily net assets attributable to the Class A shares.  Amounts payable under the Class A Plans are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.  In addition, Class A shares may reimburse the Distributor or other persons for shareholder servicing or sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the Funds’ registration statement as from time to time in effect.

Exhibit (n)(1)

Initial Sales Charge

Class A shares are offered at their NAV, less the following sales charges:

Purchase Amount	Sales Charge
Less than $50,000	5.50%
$50,000 but less than $100,000	4.50%
$100,000 but less than $250,000	3.50%
$250,000 but less than $500,000	2.50%
$500,000 but less than $1 million	2.00%
$1 million or greater	0.00%

This initial sales charge may be waived for certain eligible purchasers and reduced for certain other eligible purchasers, as described in the Funds’ prospectus.

Contingent Deferred Sales Charge

A contingent deferred sales charge (“CDSC”) of 1% may apply to shares redeemed within the first 18 months after a purchase in excess of $1 million.

This CDSC may be waived or reduced as described in the Funds’ prospectus.

CLASS C SHARES

Distribution and Service Fees (Applies to all of the Funds listed on Schedule A EXCEPT the ALPS/Metis Global Micro Cap Fund)

Class C shares pay distribution pursuant to a plan (the “Class C Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act.  Class C shares also bear any costs associated with obtaining Class C shareholder approval of the Class C Distribution Plan (or an amendment to the Class C Distribution Plan).  Pursuant to the Class C Distribution Plan, Class C shares may pay up to 0.75% of a Fund’s average daily net assets attributable to the Class C shares.

Class C shares also pay service fees pursuant to a plan (the “Class C Services Plan,” together with the Class C Distribution Plan, the “Class C Plans”).  Pursuant to the Class C Services Plan, Class C shares may pay up to 0.25% of the Fund’s average daily net assets attributable to the Class C shares.  Amounts payable under the Class C Plans are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.  In addition, Class C shares may reimburse the Distributor or other persons for shareholder servicing or sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the Funds’ registration statement as from time to time in effect.

Exhibit (n)(1)

Distribution and Service Fees (Applies ONLY to the ALPS/Metis Global Micro Cap Fund)

Class C shares with respect to the ALPS/Metis Global Micro Cap Fund pay distribution pursuant to a plan (the “Class C Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act.  Class C shares also bear any costs associated with obtaining Class C shareholder approval of the Class C Distribution Plan (or an amendment to the Class C Distribution Plan).  Pursuant to the Class C Distribution Plan, Class C shares may pay up to 1.00% of the ALPS/Metis Global Micro Cap Fund’s average daily net assets attributable to the Class C shares.

Class C shares with respect to the ALPS/Metis Global Micro Cap Fund do not pay service fees pursuant to a plan.

Initial Sales Charge

Class C shares are offered at their NAV, without any sales charges.

Contingent Deferred Sales Charge

A CDSC of 1% may apply to shares redeemed within the first 12 months of purchase.

CLASS I SHARES

Distribution and Service Fees

Class I shares do not pay distribution or service fees.

Initial Sales Charge

Class I shares are offered at their NAV, without any sales charge.

Contingent Deferred Sales Charge

Class I shares are not subject to any CDSC.

CLASS R SHARES

Distribution and Service Fees

Class R shares pay distribution and service fees pursuant to a plan (the “Class R Distribution Plan”) adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Class R shares also bear any costs associated with obtaining Class R shareholder approval of the Distribution Plan (or an amendment to the Class R Distribution Plan). Pursuant to the Class R Distribution Plan, Class R shares may pay up to 0.50% of the Fund’s average daily net assets attributable to the Class R shares. Amounts payable under the Distribution Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect. In addition, Class R shares may reimburse the Distributor or other persons for shareholder servicing or sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the Funds’ registration statement as from time to time in effect.

Exhibit (n)(1)

Initial Sales Charge

Class R shares are offered at their NAV, without any sales charges.

Contingent Deferred Sales Charge

Class R shares are not subject to any CDSC.

INVESTOR CLASS SHARES

Distribution and Service Fees

Investor Class shares pay distribution and service fees pursuant to a plan (the “Investor Class Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act.  Investor Class shares also bear any costs associated with obtaining Investor Class shareholder approval of the Investor Class Distribution Plan (or an amendment to the Investor Class Distribution Plan).  Pursuant to the Investor Class Distribution Plan, Investor Class shares may pay up to 0.25% of the average daily net asset value of the Investor Class shares.  Amounts payable under the Investor Class Distribution Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.  In addition, Investor Class shares may reimburse the Distributor or other persons for shareholder servicing or sub-transfer agency services, in amounts calculated in a manner approved from time to time by the Board of Trustees, as described in the Funds’ registration statement as from time to time in effect.

Initial Sales Charge

Investor Class shares are offered at their NAV, without any sales charge.

Contingent Deferred Sales Charge

Investor Class shares are not subject to any CDSC.

CLASS L SHARES

Distribution and Service Fees

Class L shares do not pay distribution or service fees.

Exhibit (n)(1)

Initial Sales Charge

Class L shares are offered at their NAV, without any sales charge.

Contingent Deferred Sales Charge

Class L shares are not subject to any CDSC.

ALLOCATIONS OF INCOME AND EXPENSES

(a)               Class A, Class C, Class I, Class R, Class L and Investor Class shares pay the expenses associated with their different distribution and shareholder servicing arrangements (“Class Expenses”).  Each class of shares may, at the Trustees’ discretion, also pay a different share of other expenses.

(b)               The gross income of a Fund generally shall be allocated to each class on the basis of net assets.  To the extent practicable, certain expenses (other than Class Expenses as defined above, which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of a Fund.  These expenses include:

(1)	Expenses incurred by the Trust (including, but not limited to, fees of Trustees, insurance and legal counsel) not attributable to a particular class of shares of the Fund (“Trust Level Expenses”);

(2)	Expenses incurred by more than one fund (but not by all funds) not attributable to a particular class of shares of a Fund (“Multiple-Fund Level Expenses”); and

(3)	Expenses incurred by a Fund not attributable to any particular class of the Fund’s shares (including, but not limited to, advisory fees, custodial fees or other expenses relating to the management of a Fund’s assets) (“Fund Expenses”).

Expenses of a Fund shall be apportioned to each class of shares depending upon the nature of the expense item.  Trust Level Expenses shall be allocated among the classes of shares based on their relative net asset values in relation to the net asset value of the Trust.  Multiple-Fund Level Expenses shall be allocated among the classes of shares of a Fund based on their relative net asset values in relation to the aggregate net asset value of a Fund.  Fund Expenses shall be allocated among the classes of shares based on their relative net asset values in relation to the net asset value of a Fund.  Class Expenses shall be allocated to the particular class to which they are attributable.  In addition, certain expenses may be allocated differently if their method of imposition changes.  Thus, if a Class Expense can no longer be attributed to a class, it may be charged to the Fund for allocation among classes, as determined by the Board of Trustees.  Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trust in light of the requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended.

Exhibit (n)(1)

The Trust reserves the right to utilize any other appropriate method to allocate income and expenses among the classes, including those specified in Rule 18f-3(c)(1) of the 1940 Act, provided that a majority of the Trustees and a majority of the Trustees who are not “interested persons” of the Trust for purposes of Section 2(a)(19) of the 1940 Act (“Independent Trustees”) determine that the method is fair to the shareholders of each class and that the annualized rate of return of each class will generally differ from that of the other classes only by the expense differentials among the classes.

DIVIDENDS/DISTRIBUTIONS

Each Fund pays out as dividends net investment income and net realized short-term capital gains as described in its registration statement as from time to time in effect.

All dividends and/or distributions will be paid in the form of additional shares of the class of shares of a Fund to which the dividends and/or distributions relate, unless the shareholder elects to receive cash.  Dividends paid by a Fund are calculated in the same manner and at the same time with respect to each class.

REDEMPTION FEES

Each Fund may impose a redemption fee (“Redemption Fee”) on redemptions and/or exchanges of a Fund’s shares.  The Redemption Fee may be charged up to 2% of the net asset value of the shares redeemed or exchanged, or such greater amount as may be permitted by applicable law.  The Redemption Fee may be imposed on only certain types of redemptions and exchanges, such as redemptions and exchanges occurring within a certain time period of the acquisition of the relevant shares.  The Trustees are not required to impose any Redemption Fee on any share classes of a Fund.  Similarly, any Redemption Fee rate may differ within a Fund, from share class to share class.  In addition, the Trust may waive any Redemption Fees or permit them to be applied in a manner that differs from shareholder to shareholder, including shareholders in the same class and/or Fund.

Amounts paid pursuant to any Redemption Fee will be allocated among a Fund’s share classes in the same manner as a Fund allocates income.

EFFECTIVENESS OF PLAN

This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Trustees of the Trust and (b) the Independent Trustees.

MATERIAL MODIFICATIONS

This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval hereof.

Exhibit (n)(1)

Schedule A

List of Funds

Name of Fund	Approval Date
ALPS/Red Rocks Listed Private Equity Fund	August 31, 2013
ALPS/WMC Research Value Fund	August 31, 2013
Clough China Fund	August 31, 2013
ALPS/CoreCommodity Management Complete Commodities Strategy Fund	August 31, 2013
RiverFront Global Growth Fund	August 31, 2013
RiverFront Global Allocation Fund	August 31, 2013
RiverFront Dynamic Equity Fund	August 31, 2013
RiverFront Moderate Growth & Income Fund	August 31, 2013
RiverFront Conservative Income Builder Fund	August 31, 2013
ALPS/Kotak India Growth Fund	August 31, 2013
ALPS/Alerian MLP Infrastructure Index Fund	August 31, 2013
ALPS/Westport Resources Hedged High Income Fund	December 10, 2013
ALPS/Sterling ETF Tactical Rotation Fund	June 10, 2014
Ellington Credit Income Fund	June 10, 2015
ALPS/Metis Global Micro Cap Fund	June 10, 2015 and March 11, 2016